This presentation may contain certain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, as discussed more fully on page 14 of our 2003 Annual Report. These forward looking statements may include estimates that are subject to various factors which could cause actual results to differ materially from these estimates.

Corporate Structure Hudson City, MHC 65% Public Ownership 35% Hudson City Savings Bank Hudson City Bancorp, Inc. 100%

Largest Savings Bank Headquartered in NJ Over 450,000 Customers Over 80 Branches throughout 15 NJ Counties Supervised by OTS since January 1, 2004

Financial Profile Assets: $17.9 Billion Loans: $9.5 Billion Deposits: $10.8 Billion Total Capital: $1.4 Billion Equity to Assets: 7.75% 3 Year Average Asset Growth: 23% Growth: 23% Growth: 23% Growth: 23% Growth: 23% Growth: 23% Growth: 23% Growth: 23% As of March 31, 2004

Stock Performance Total Return Performance of 829% since 7/99 Assumptions: Reinvestment of dividends in additional shares of the same class of equity securities as those listed above. Graph Source: * SNL Financial LC / ** Bloomberg Financial Database There can be no assurance that stock performance will continue into the future with the same or similar trends as those depicted in the graph above. with the same or similar trends as those depicted in the graph above. with the same or similar trends as those depicted in the graph above.

Stock Performance Source: Nasdaq Online - Trade History Hudson City Bancorp, Inc. (Nasdaq: HCBK) On May 7, 2004 the stock closed at $33.34 per share. A 567% increase in less than five years, and a 12 month increase of 40% There can be no assurance that stock performance will continue into the future with the same or similar trends as those depicted in the graph above. trends as those depicted in the graph above. trends as those depicted in the graph above.

Top Performing Savings Bank in the Country 109.2% One-Year Return on Investment 58.8% Average Return for the Past Three-Year Period

Source: Keefe, Bruyette & Woods, Inc. (data as of December 31, 2003) Competitive Position For Banks and Thrifts: 45th in Total Assets # 1 Ranking - Price Performance # 1 Ranking - Asset Quality (net charge offs/average loans; Q4) # 2 Ranking - Efficiency Ratio (total non-interest expense)/(net interest income + total non-interest income)

Operating Efficiency Hudson City was named one of the MOST EFFICIENT BANKS IN THE NATION (in the third quarter 2003 among the largest 500 U.S. bank holding companies)

Forbes Position Hudson City ranked 349th of the US Companies listed in the recent Forbes 2000. Hudson City was 360 in 2003 and 493 in 2002 in the Forbes 500 list. Ranking based on a criteria of sales, profits, assets and market value.

Business Strategy Major Goals

Grow Balance Sheet Total Assets (in thousands) Total Assets (in thousands)

Asset Quality No commercial loans Majority (97.3%) of loans are one- to four-family 1st mortgages Average loan size: approximately $257,000 Originated loans are all in NJ Purchased loans primarily in the northeast quadrant of the US, including the Carolinas and east of the Mississippi As of December 31, 2003

Asset Quality 3/04 12/03 12/02 12/01 12/00 12/99 Non-performing loans to total loans .24% .23% .29% .26% .27% .33% Non-performing assets to total assets .13% .12% .15% .14% .14% .17% Net (charge-offs) / recoveries $(7) $146 $(9) $(9) $4 $(52) (dollars in thousands)

Grow Balance Sheet Total Deposits & Borrowings (in thousands) Total Deposits & Borrowings (in thousands)

High Value Checking Over $3 Billion in Deposits Up $357.6 Million Since December 31, 2003 ???? High Interest Rates ???? Value Added Services ???? Bonus CD Rates ???? 24/7 Access

Increase Earnings Net Income (in thousands) Net Income (in thousands)

Increase Earnings 1999 2000 2001 2002 2003 East 0.24 0.52 0.68 1.01 1.11 Earnings Per Share (diluted)

Pay Dividends Quarterly Cash Dividend Increased to $0.17 Per Common Share Payable June 1, 2004 17th Consecutive Quarterly Dividend Increase 51.6% Dividend Payout Ratio at March 31, 2004 ..

Stock Repurchases Since March 28, 2000, the Board of Directors approved the repurchase of 52.4 million shares of stock through five repurchase programs 7.0 million shares yet to be purchased at March 31, 2004 Treasury Stock of 41.7 million shares as of March 31, 2004, representing 38% of the (108.7 million) Shares Sold to the Public (non-MHC shares) in 1999